Exhibit 99.1

Contact:

Peter Kuipers	Omnicell, Inc.
Chief Financial Officer	590 East Middlefield Road
800-850-6664	Mountain View, CA 94043
Peter.kuipers@omnicell.com

Omnicell Announces First Quarter 2018 Results

GAAP revenue of $183 million, up 23% year-over-year
GAAP net income per diluted share of $0.07, up $0.35 year-over-year
Non-GAAP revenue of $183 million, up 23% year-over-year
Non-GAAP net income per diluted share of $0.29, up $0.22 year-over-year

MOUNTAIN VIEW, Calif. -- April 26, 2018 -- Omnicell, Inc. (NASDAQ: OMCL), a leading provider of medication and supply management solutions to healthcare systems, today announced results for its first quarter ended March 31, 2018.

GAAP results: GAAP revenue for the first quarter of 2018 was $182.6 million, up $34.1 million, or 23% from the first quarter of 2017.
First quarter 2018 GAAP net income as reported was $2.7 million, or $0.07 per diluted share. This compares to GAAP net loss of $10.3 million, or $0.28 per diluted share, for the first quarter of 2017.
Non-GAAP results: Non-GAAP revenue for the first quarter of 2018 was $182.6 million, up $33.8 million, or 23% from the first quarter of 2017.

Non-GAAP net income for the first quarter of 2018 was $11.5 million, or $0.29 per diluted share. This compares to non-GAAP net income of $2.5 million, or $0.07 per diluted share, for the first quarter of 2017.

Non-GAAP net income for each period excludes, when applicable, the effect of stock-based compensation expense, amortization expense of acquired intangible assets, acquisition-related expenses, fair value adjustments related to business acquisitions, restructuring and severance-related expenses, tax reform and restructuring benefits, and amortization of debt issuance cost.

Effective January 1, 2018, the Company adopted the new revenue recognition accounting standard, ASC 606, "Revenue from Contracts with Customers", utilizing the full retrospective transition method. All 2017 financial results have been adjusted to reflect the change.

“We are pleased to report this very strong start of 2018, which demonstrates that the market continues to see value in our industry-leading medication management platform,” said Randall Lipps, chairman, president, chief executive officer, and founder of Omnicell.  “As the complexities of healthcare evolve, we believe we are uniquely positioned to help lead the digital healthcare transformation with solutions that meet customer needs and grow market share for our business.”

2018 Guidance:
For the second quarter of 2018, the Company expects non-GAAP revenue to be between $185 million and $190 million. The Company expects second quarter 2018 non-GAAP earnings to be between $0.36 and $0.42 per share.

For the year 2018, the Company expects product bookings to be between $625 million and $660 million. The Company expects non-GAAP revenue to be between $780 million and $800 million, and non-GAAP earnings to be between $1.85 and $2.05 per share.

The table below summarizes 2018 guidance outlined above.

	Q2'18	Total Year 2018
Product Bookings	Not provided	$625 million - $660 million
Non-GAAP Revenue	$185 million - $190 million	$780 million - $800 million
Non-GAAP EPS	$0.36 - $0.42	$1.85 - $2.05

Omnicell Conference Call Information

Omnicell will hold a conference call today, Thursday, April 26, 2018 at 1:30 p.m. PT to discuss first quarter financial results. The conference call can be monitored by dialing 1-800-696-5518 within the U.S. or 1-706-758-4883 for all other locations. The Conference ID # is 9755479. Internet users can access the conference call at http://ir.omnicell.com/events.cfm.  A replay of the call will be available today at approximately 4:30 p.m. PT and will be available until 11:59 p.m. PT on June 7, 2018. The replay access numbers are 1-855-859-2056 within the U.S. and 1-404-537-3406 for all other locations, Conference ID # is 9755479.

About Omnicell

Since 1992, Omnicell (NASDAQ: OMCL) has been inspired to create safer and more efficient ways to manage medications and supplies across all care settings. As a leader in medication and supply dispensing automation, central pharmacy automation, IV robotics, analytics software, and medication adherence and packaging systems, Omnicell is focused on improving care across the entire healthcare continuum - from the acute care hospital setting, to post-acute skilled nursing and long-term care facilities, to the patient’s home.

Over 4,500 facilities worldwide use Omnicell® automation and analytics solutions to increase operational efficiency, reduce medication errors, deliver actionable intelligence and improve patient safety.

Omnicell’s innovative medication adherence solutions, used by over 32,000 institutional and retail pharmacies in North America and the United Kingdom, are designed to improve patient adherence to prescriptions, helping to reduce costly hospital readmissions.

Recent Omnicell acquisitions add distinct capabilities, particularly in central pharmacy, IV robotics, and pharmacy software, creating the broadest medication management product portfolio in the industry.

For more information about Omnicell, Inc. please visit www.omnicell.com.

Omnicell and the Omnicell logo are registered trademarks of Omnicell, Inc. in the United States and other countries.

Forward-Looking Statements

To the extent any statements contained in this release deal with information that is not historical, these statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. As such, they are subject to the occurrence of many events outside Omnicell’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. Such statements include, but are not limited to, Omnicell’s pipeline, new products and solutions yet to be generally available, new sales opportunities, and projected bookings, revenue, profit and market share growth. Risks that contribute to the uncertain nature of the forward-looking statements include (i) our ability to take advantage of the growth opportunities in medication management across the spectrum of healthcare settings from the hospital, long-term care, to home care, (ii) our ability to develop and commercialize new products, including the XR2 Automated Central Pharmacy System and the IVX Workflow semi-automated workflow solution, and lead the digital healthcare transformation, (iii) unfavorable general economic and market conditions, (iv) risks to growth and acceptance of our products and services, including competitive conversions, (v) growth of the clinical automation and workflow automation market generally, (vi) potential of increasing competition, (vii) potential regulatory changes, (viii) our ability to improve sales productivity to grow product bookings and (ix) our ability to acquire and successfully integrate companies. These and other risks and uncertainties are described more fully in Omnicell’s most recent filings with the Securities and Exchange Commission (SEC). Prospective investors are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this press release speak only as of the date on which they were made. Omnicell undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with GAAP. Our management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP revenue, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income, and non-GAAP net income per diluted share. Additionally, we calculate Adjusted EBITDA (another non-GAAP measure) by means of adjustments to GAAP Net Income. These non-GAAP results should not be considered as an alternative to gross profit, operating expenses, net income, net income per diluted share, or any other performance measure derived in accordance with GAAP. We present these non-GAAP results because we consider them to be important supplemental measures of Omnicell’s performance.

Our non-GAAP revenue, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income and non-GAAP net income per diluted share are exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a period to period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

a)  Share-based compensation expense. We excluded from our non-GAAP results the expense related to equity-based compensation plans as they represent expenses that do not require cash settlement from Omnicell.

b) Amortization of acquired intangible assets. We excluded from our non-GAAP results the intangible assets amortization expense resulting from our past acquisitions. These non-cash charges are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.

c) Amortization of debt issuance cost. Debt issuance cost represents costs associated with the issuance of Term Loan and Revolving Line of Credit facilities. The cost includes underwriting fees, original issue discount, ticking fee, and legal fees. This non-cash expense is not considered by management to reflect the core cash-generating performance of the business and therefore is excluded from our non-GAAP results.

d) Acquisition accounting impact related to deferred revenue. In connection with recent acquisitions, business combination rules require us to account for the fair values of arrangements for which acceptance has not been obtained, and post installation support has not been provided in our purchase accounting. The non-GAAP adjustment to our revenues is intended to include the full amounts of such revenues. We believe the adjustment to these revenues is useful as a measure of the ongoing performance of our business.

e) Inventory fair value adjustments. In connection with the acquisition of Aesynt, business combination rules require us to account for the fair values of inventory acquired in our purchase accounting. The non-GAAP adjustment to the cost of revenues is intended to include the impact of such adjustment. We believe the adjustment is useful as a measure of the ongoing performance of our business.

f) Acquisition-related expenses. We excluded from the non-GAAP results the expenses which are related to recent acquisitions. These expenses are unrelated to our ongoing operations and we do not expect them to occur in the ordinary course of business. We believe that excluding these acquisition-related expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance and the financial results of less acquisitive peer companies.

g) Severance and other related expenses. We excluded from our non-GAAP results the expenses which are related to restructuring events. These expenses are unrelated to our ongoing operations and we do not expect them to occur in the ordinary course of business. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance and the financial results of peer companies.

h) Tax reform impact. We excluded from our non-GAAP results the net one-time benefits related to the Tax Cuts and Jobs Act of 2017 based on the estimated impact of the revaluation of deferred tax assets and liabilities. These net benefits are unrelated to our ongoing operations and we do not expect them to occur in the ordinary course of business. We believe that excluding these net benefits provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance and the financial results of peer companies.

i) Tax impact from restructuring activity. We excluded from our non-GAAP results the tax impacts related to restructuring activity. These impacts are unrelated to our ongoing operations and we do not expect them to occur in the ordinary course of business. We believe that excluding these impacts provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance and the financial results of peer companies.

Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock compensation plans or other items.

We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding Omnicell’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;

2) Since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare our performance across financial reporting periods;

3) These non-GAAP financial measures are employed by Omnicell’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting; and

4) These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance.

Set forth below are additional reasons why share-based compensation expense is excluded from our non-GAAP financial measures:

i)  While share-based compensation calculated in accordance with ASC 718 constitutes an ongoing and recurring expense of Omnicell, it is not an expense that requires cash settlement by Omnicell. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.

ii) We present ASC 718 share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation, under ASC 718 are dependent upon the trading price of Omnicell’s common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.

Our Adjusted EBITDA calculation is defined as earnings before interest income and expense, taxes, depreciation and amortization, and non-cash expenses, including ASC 718 stock compensation expense, as well as certain non-GAAP adjustments.

As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

•
Omnicell’s stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Omnicell’s GAAP results for the foreseeable future under ASC 718.

•	Other companies, including companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.

Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between Omnicell’s non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release and in Omnicell’s SEC filings.

With respect to the Company’s expectations under “2018 Guidance” above, and regarding certain projections discussed on today’s teleconference, reconciliation of non-GAAP earnings ranges per share guidance for 2018, to the closest corresponding GAAP measures is not available without unreasonable efforts as we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, complex, depend on various factors, have low visibility and could have a material impact on GAAP EPS in future periods.

Omnicell, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended
	March 31, 2018	December 31, 2017			March 31, 2017
		As Adjusted*	As Reported	Change	As Adjusted*	As Reported	Change
Revenues:
Product	$130,104	$144,109	$144,120	$(11)	$98,702	$98,930	$(228)
Services and other revenues	52,515	52,262	53,824	(1,562)	49,851	51,624	(1,773)
Total revenues	182,619	196,371	197,944	(1,573)	148,553	150,554	(2,001)
Cost of revenues:
Cost of product revenues	75,417	79,791	79,791	—	63,588	63,588	—
Cost of services and other revenues	24,747	23,085	23,085	—	22,774	22,774	—
Total cost of revenues	100,164	102,876	102,876	—	86,362	86,362	—
Gross profit	82,455	93,495	95,068	(1,573)	62,191	64,192	(2,001)
Operating expenses:
Research and development	16,537	15,894	15,894	—	16,803	16,803	—
Selling, general and administrative	65,285	61,401	63,494	(2,093)	61,940	64,625	(2,685)
Total operating expenses	81,822	77,295	79,388	(2,093)	78,743	81,428	(2,685)
Income (loss) from operations	633	16,200	15,680	520	(16,552)	(17,236)	684
Interest and other income (expense), net	(2,729)	(1,641)	(1,641)	—	(2,456)	(2,456)	—
Income (loss) before provision for income taxes	(2,096)	14,559	14,039	520	(19,008)	(19,692)	684
Provision for (benefit from) income taxes	(4,816)	(16,665)	(10,252)	(6,413)	(8,673)	(8,938)	265
Net income (loss)	$2,720	$31,224	$24,291	$6,933	$(10,335)	$(10,754)	$419
Net income (loss) per share:
Basic	$0.07	$0.82	$0.64	$0.18	$(0.28)	$(0.29)	$0.01
Diluted	$0.07	$0.79	$0.62	$0.17	$(0.28)	$(0.29)	$0.01
Weighted average shares outstanding:
Basic	38,635	38,127	38,127		36,840	36,840
Diluted	39,691	39,482	39,482		36,840	36,840

* As adjusted for full retrospective adoption of Accounting Standard Codification ("ASC") 606, "Revenue from Contracts with Customers".

Omnicell, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	March 31, 2018	December 31, 2017
		As Adjusted*	As Reported	Change
ASSETS
Current assets:
Cash and cash equivalents	$43,773	$32,424	$32,424	$—
Accounts receivable and unbilled, net	190,678	190,046	189,227	819
Inventories	101,868	96,137	96,137	—
Prepaid expenses	21,161	20,392	36,060	(15,668)
Other current assets	14,751	13,273	13,273	—
Total current assets	372,231	352,272	367,121	(14,849)
Property and equipment, net	48,290	42,595	42,595	—
Long-term investment in sales-type leases, net	16,444	15,435	15,435	—
Goodwill	338,948	337,751	337,751	—
Intangible assets, net	162,458	168,107	168,107	—
Long-term deferred tax assets	9,456	9,454	9,454	—
Prepaid commissions	39,636	41,432	—	41,432
Other long-term assets	53,492	49,316	39,841	9,475
Total assets	$1,040,955	$1,016,362	$980,304	$36,058

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,859	$48,290	$48,290	$—
Accrued compensation	29,632	27,241	27,241	—
Accrued liabilities	40,519	35,693	35,693	—
Long-term debt, current portion, net	17,708	15,208	15,208	—
Deferred revenue, net	95,709	78,774	86,104	(7,330)
Total current liabilities	221,427	205,206	212,536	(7,330)
Long-term, deferred revenue	8,806	10,623	17,244	(6,621)
Long-term deferred tax liabilities	36,320	41,446	28,579	12,867
Other long-term liabilities	9,410	9,829	9,829	—
Long-term debt, net	190,490	194,917	194,917	—
Total liabilities	466,453	462,021	463,105	(1,084)
Total stockholders’ equity	574,502	554,341	517,199	37,142
Total liabilities and stockholders’ equity	$1,040,955	$1,016,362	$980,304	$36,058
* As adjusted for full retrospective adoption of Accounting Standard Codification ("ASC") 606, "Revenue from Contracts with Customers".

Omnicell, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three months ended March 31,
	2018	2017*
Operating Activities
Net income (loss)	$2,720	$(10,335)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,310	12,448
Share-based compensation expense	6,528	5,511
Income tax benefits from employee stock plans	—	11
Deferred income taxes	(5,128)	(8,826)
Amortization of debt financing fees	573	397
Changes in operating assets and liabilities:
Accounts receivable	(632)	21,642
Inventories	(6,881)	(6,933)
Prepaid expenses	(769)	79
Other current assets	(997)	374
Investment in sales-type leases	(1,491)	1,120
Prepaid commissions	1,796	208
Other long-term assets	(1,673)	(9,435)
Accounts payable	(9,416)	11,104
Accrued compensation	2,391	1,955
Accrued liabilities	4,276	(115)
Deferred revenue	15,118	8,471
Other long-term liabilities	131	506
Net cash provided by operating activities	18,856	28,182
Investing Activities
Purchases of intangible assets, intellectual property and patents	—	(160)
Software development for external use	(5,272)	(4,225)
Purchases of property and equipment	(9,268)	(2,452)
Net cash used in investing activities	(14,540)	(6,837)
Financing Activities
Repayment of debt and revolving credit facility	(2,500)	(40,000)
Proceeds from issuances under stock-based compensation plans	9,541	10,916
Employees' taxes paid related to restricted stock units	(1,300)	(1,052)
Net cash provided by (used in) financing activities	5,741	(30,136)
Effect of exchange rate changes on cash and cash equivalents	1,292	651
Net increase (decrease) in cash and cash equivalents	11,349	(8,140)
Cash and cash equivalents at beginning of period	32,424	54,488
Cash and cash equivalents at end of period	$43,773	$46,348

* As adjusted for full retrospective adoption of Accounting Standard Codification ("ASC") 606, "Revenue from Contracts with Customers".

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data and percentage)

	Three Months Ended
	March 31, 2018	December 31, 2017*	March 31, 2017*

Reconciliation of GAAP revenue to non-GAAP revenue:
GAAP revenue	$182,619	$196,371	$148,553
Acquisition accounting impact related to deferred revenue	—	313	313
Non-GAAP revenue	$182,619	$196,684	$148,866

Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$82,455	$93,495	$62,191
GAAP gross margin	45.2%	47.6%	41.9%
Share-based compensation expense	1,019	834	982
Amortization of acquired intangibles	2,791	2,818	2,837
Acquisition accounting impact related to deferred revenue	—	313	313
Severance and other expenses	—	234	1,697
Non-GAAP gross profit	$86,265	$97,694	$68,020
Non-GAAP gross margin	47.2%	49.7%	45.7%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP operating expenses	$81,822	$77,295	$78,743
GAAP operating expenses % to total revenue	44.8%	39.4%	53.0%
Share-based compensation expense	(5,509)	(4,708)	(4,529)
Amortization of acquired intangibles	(3,238)	(3,348)	(3,653)
Acquisitions related expenses	—	—	(126)
Severance and other expenses	(1,512)	(233)	(2,332)
Non-GAAP operating expenses	$71,563	$69,006	$68,103
Non-GAAP operating expenses % to total revenue	39.2%	35.1%	45.7%
* As adjusted for full retrospective adoption of Accounting Standard Codification ("ASC") 606, "Revenue from Contracts with Customers".

	Three Months Ended
	March 31, 2018	December 31, 2017*	March 31, 2017*
Reconciliation of GAAP income (loss) from operations to non-GAAP income (loss) from operations:
GAAP income (loss) from operations	$633	$16,200	$(16,552)
GAAP operating income (loss) % to total revenue	0.3%	8.2%	(11.1)%
Share-based compensation expense	6,528	5,542	5,511
Amortization of acquired intangibles	6,029	6,166	6,490
Acquisition accounting impact related to deferred revenue	—	313	313
Acquisitions related expenses	—	—	126
Severance and other expenses	1,512	467	4,029
Non-GAAP income (loss) from operations	$14,702	$28,688	$(83)
Non-GAAP operating income (loss) % to total Non-GAAP revenue	8.1%	14.6%	(0.1)%

Reconciliation of GAAP net income (loss) to non-GAAP net income:
GAAP net income (loss)	$2,720	$31,224	$(10,335)
Tax reform benefit impact	—	(20,005)	—
Tax benefit for restructuring activity	(4,205)	—	—
Share-based compensation expense	6,528	5,542	5,511
Amortization of acquired intangibles	6,029	6,166	6,490
Acquisition accounting impact related to deferred revenue	—	313	313
Acquisitions related expenses(c)	397	397	523
Severance and other expenses	1,688	467	4,029
Tax effect of the adjustments above(a)	(1,703)	(2,570)	(4,019)
Non-GAAP net income	$11,454	$21,534	$2,512

Reconciliation of GAAP net income (loss) per share - diluted to non-GAAP net income per share - diluted:
Shares - diluted GAAP	39,691	39,482	36,840

Shares - diluted Non-GAAP	39,691	39,482	37,782

GAAP net income (loss) per share - diluted	$0.07	$0.79	$(0.28)
Tax reform benefit impact	—	(0.50)	—
Tax benefit for restructuring activity	(0.10)	—	—
Share-based compensation expense	0.16	0.14	0.15
Amortization of acquired intangibles	0.15	0.16	0.17
Acquisition accounting impact related to deferred revenue	—	0.01	0.01
Acquisition related expenses	0.01	0.01	0.01
Severance and other expenses	0.04	0.01	0.11
Tax effect of the adjustments above(a)	(0.04)	(0.07)	(0.10)
Non-GAAP net income per share - diluted	$0.29	$0.55	$0.07

Reconciliation of GAAP net income (loss) to non-GAAP Adjusted EBITDA(b):
GAAP net income (loss)	$2,720	$31,224	$(10,335)
Share-based compensation expense	6,528	5,542	5,511
Interest (income) and expense, net	1,772	1,202	1,432
Depreciation and amortization expense	12,310	12,969	12,448
Acquisition accounting impact related to deferred revenue	—	313	313
Acquisitions related expenses	397	397	523
Severance expense	1,688	213	3,765
Income tax expense	(4,816)	(16,665)	(8,673)
Non-GAAP Adjusted EBITDA	$20,599	$35,195	$4,984
    (a) Tax effects calculated for all adjustments except tax benefits and share-based compensation expense, using an estimated annual effective tax rate of 21% for fiscal year 2018 and 35% for fiscal year 2017.
(b) Defined as earnings before interest income and expense, taxes, depreciation and amortization, as well as excluding certain non-GAAP adjustments.
(c) Includes amortization of debt financing fees associated with our debt facilities.

Omnicell, Inc.
Segmented Information
(Unaudited, in thousands, except for percentages)

	Three Months Ended March 31, 2018			Three Months Ended March 31, 2017
	Automation and Analytics	Medication Adherence	Total	Automation and Analytics *	Medication Adherence	Total*

Revenues	$151,406	$31,213	$182,619	$122,170	$26,383	$148,553
Cost of revenues	78,242	21,922	100,164	68,761	17,601	86,362
Gross profit	73,164	9,291	82,455	53,409	8,782	62,191
Gross margin %	48.3%	29.8%	45.2%	43.7%	33.3%	41.9%

Operating expenses	48,390	10,199	58,589	48,062	11,196	59,258
Income (loss) from segment operations	$24,774	$(908)	$23,866	$5,347	$(2,414)	$2,933
Operating margin %	16.4%	(2.9)%	13.1%	4.4%	(9.1)%	2.0%

Corporate costs			23,233			19,485
Income (loss) from operations			$633			$(16,552)

* As adjusted for full retrospective adoption of Accounting Standard Codification ("ASC") 606, "Revenue from Contracts with Customers".

Omnicell, Inc.
Segment Information - Non-GAAP Gross Profit and Non-GAAP Operating Margin
(Unaudited, in thousands, except for percentages)

	Three Months Ended March 31, 2018
	Automation and Analytics			Medication Adherence			Total
	Amount	% of GAAP Revenue	% of Non-GAAP Revenue	Amount	% of GAAP Revenue	% of Non-GAAP Revenue	Amount	% of GAAP Revenue	% of Non-GAAP Revenue
Revenues	$151,406			$31,213			$182,619
Non-GAAP Revenues	$151,406			$31,213			$182,619

GAAP Gross profit	$73,164	48.3%		$9,291	29.8%		$82,455	45.2%
Share-based compensation expense	873	0.6%	0.6%	146	0.5%	0.5%	1,019	0.6%	0.6%
Amortization expense of acquired intangible assets	2,247	1.5%	1.5%	544	1.7%	1.7%	2,791	1.5%	1.5%
Non-GAAP Gross profit	$76,284		50.4%	$9,981		32.0%	$86,265		47.2%

GAAP Operating income (loss)	$24,774	16.4%		$(908)	(2.9)%		$23,866	13.1%
Share-based compensation expense	2,730	1.8%	1.8%	446	1.4%	1.4%	3,176	1.7%	1.7%
Amortization expense of acquired intangible assets	4,302	2.8%	2.8%	1,727	5.5%	5.5%	6,029	3.3%	3.3%
Severance and other expenses	375	0.2%	0.2%	71	0.2%	0.2%	446	0.2%	0.2%
Non-GAAP Operating income	$32,181		21.3%	$1,336		4.3%	$33,517		18.4%

GAAP Corporate costs							$23,233	12.7%
Share-based compensation expense							(3,352)	(1.8)%	(1.8)%
Severance and other expenses							(1,066)	(0.6)%	(0.6)%
Non-GAAP Corporate costs							$18,815		10.3%

Non-GAAP Income from operations							$14,702		8.1%

Omnicell, Inc.
Segment Information - Non-GAAP Gross Profit and Non-GAAP Operating Margin
(Unaudited, in thousands, except for percentages)

	Three Months Ended March 31, 2017
	Automation and Analytics*			Medication Adherence				Total*
	Amount	% of GAAP Revenue	% of Non-GAAP Revenue	Amount	% of GAAP Revenue	% of Non-GAAP Revenue		Amount	% of GAAP Revenue	% of Non-GAAP Revenue
Revenues	$122,170			$26,383				$148,553
Acquisition accounting impact related to deferred revenue	—	—%	—%	313	1.2%	1.2%		313	0.2%	0.2%
Non-GAAP Revenues	$122,170			$26,696				$148,866

GAAP Gross profit	$53,409	43.7%		$8,782	33.3%			$62,191	41.9%
Stock-based compensation expense	863	0.7%	0.7%	119	0.5%	0.4%		982	0.7%	0.7%
Amortization expense of acquired intangible assets	2,187	1.8%	1.8%	650	2.5%	2.4%		2,837	1.9%	1.9%
Acquisition accounting impact related to deferred revenue	—	—%	—%	313	1.2%	1.2%		313	0.2%	0.2%
Severance and other expenses	1,266	1.0%	1.0%	431	1.6%	1.6%		1,697	1.1%	1.1%
Non-GAAP Gross profit	$57,725		47.2%	$10,295		38.6%	$—	$68,020		45.7%

GAAP Operating income (loss)	$5,347	4.4%		$(2,414)	(9.1)%			$2,933	2.0%
Stock-based compensation expense	2,500	2.0%	2.0%	366	1.4%	1.4%		2,866	1.9%	1.9%
Amortization expense of acquired intangible assets	4,506	3.7%	3.7%	1,984	7.5%	7.4%		6,490	4.4%	4.4%
Acquisition accounting impact related to deferred revenue	—	—%	—%	313	1.2%	1.2%		313	0.2%	0.2%
Acquisitions related expenses	18	—%	—%	—	—%	—%		18	—%	—%
Severance and other expenses	2,752	2.3%	2.3%	596	2.3%	2.2%		3,348	2.3%	2.2%
Non-GAAP Operating income	$15,123		12.4%	$845		3.2%		$15,968		10.7%

GAAP Corporate costs								$19,485	13.1%
Stock-based compensation expense								(2,645)	(1.8)%	(1.8)%
Acquisition related expenses								(108)	(0.1)%	(0.1)%
Severance and other expenses								(681)	(0.5)%	(0.5)%
Non-GAAP Corporate costs								$16,051		10.8%

Non-GAAP loss from operations								$(83)		(0.1)%

* As adjusted for full retrospective adoption of Accounting Standard Codification ("ASC") 606, "Revenue from Contracts with Customers".